Exhibit 5.2

Hughes Hubbard & Reed LLP One Battery Park Plaza New York, New York 10004-1482 Office:+1 (212) 837-6000 Fax: +1 (212) 422-4726 hugheshubbard.com

            , 2021

[Form of Draft Opinion of Hughes Hubbard & Reed LLP]

Grab Holdings Limited

7 Straits View, Marina One East Tower, #18-01/06

Singapore 018936

RE:   Grab Holdings Limited

Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special United States counsel to Grab Holdings Limited, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”) in connection with the Registration Statement on Form F-4 (File No. 333-                ) (the “Registration Statement”) initially filed on August 2, 2021 with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) for the registration of, inter alia, warrants (the “Warrants”) to purchase [    ] Class A ordinary shares of the Company, par value US$0.000001 per share (the “Ordinary Shares”), to be issued by the Company.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the Company’s Amended and Restated Memorandum and Articles of Association;

(c) the Business Combination Agreement, dated as of April 12, 2021, by and among Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“AGC”), the Company, J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“AGC Merger Sub”), J3 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of GHL (“Grab Merger Sub”) and Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands (“Grab”) (as may be amended, supplemented, or otherwise modified from time to time, the “Business Combination Agreement”);

(d) the Plan of Merger between AGC Merger Sub and AGC (the “Plan of Initial Merger”);

(e) the Warrant Agreement, dated September 30, 2020 by and between AGC and Continental Stock Transfer & Trust Company (“CST”) (as subsequently assigned by AGC to the Company by the Assignment, Assumption and Amendment Agreement by and among AGC, Continental Stock Transfer & Trust Company, and the Company (the “Assignment Agreement”)) (as assigned, the “Warrant Agreement”, and together with the Assignment Agreement and the Business Combination Agreement, the “Transaction Documents”);

(f) a specimen Warrant certificate (the “Warrant Specimen”); and

(g) resolutions of the sole director of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Business Combination Agreement.

We do not express any opinion with respect to any laws other than the laws of the State of New York (the foregoing being referred to as “Opined-on Law”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the SPAC Warrants (as defined in the Business Combination Agreement) have ceased to be warrants with respect to the SPAC Shares (as defined in the Business Combination Agreement) at the Initial Merger Effective Time (as defined in the Business Combination Agreement) in accordance with the terms of the Business Combination Agreement; (ii) the Assignment Agreement has been duly authorized, executed and delivered by each party thereto; and (iii) the Warrants have been issued in accordance with the terms of the Warrant Agreement, the Business Combination Agreement and the Plan of Initial Merger, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms; and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by CST of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of CST, enforceable against CST in accordance with its terms;

(d) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Warrant Agreement, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality;

(e) we do not express any opinion with respect to the enforceability of any provision contained in the Warrant Agreement relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(f) we call to your attention that irrespective of the agreement of the parties to the Warrant Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to the Warrant Agreement; and

(g) we have assumed that the choice of New York law to govern the Transaction Documents is a valid and legal provision.

In addition, in rendering the foregoing opinions we have assumed that:

(a) none of (i) the execution and delivery by the Company of each of the Transaction Documents, (ii) the performance by the Company of its obligations under each of the Transaction Documents or (iii) consummation of the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”): (1) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (1) with respect to those agreements or instruments which are listed in Part II of the Registration Statement), (2) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (3) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (3) with respect to the Opined-on Law); and

(b) none of (i) the execution and delivery by the Company of each of the Transaction Documents, (ii) the performance by the Company of its obligations under each of the Transaction Documents or (iii) consummation of the Business Combination requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction (except that we do not make the assumption set forth in this clause (b) with respect to the Opined-on Law).

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Opined-on Law be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Hughes Hubbard & Reed LLP

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